UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2007 (July 30, 2007)

STERLING BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

TEXAS	0-20750	74-2175590
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 North Loop West, Suite 600

Houston, Texas 77092

(Address of principal executive offices) (Zip Code)

(713) 466-8300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 30, 2007, the Board of Directors of Sterling Bancshares, Inc. (the “Company”) amended its existing common stock repurchase program (the “Program”) originally adopted by the Board on April 26, 2005. The amendment increases by 750,000 shares the total number of shares that may be repurchased by the Company under the Program in fiscal year 2007. The aggregate number of shares originally approved by the Board for repurchase under the Program remains unchanged at 3,750,000 shares. From the start of the Program on April 26, 2005 through July 30, 2007, 1,687,500 shares have been repurchased for approximately $19.7 million, including 729,200 shares repurchased for approximately $8.5 million in the first six months of 2007.

The Company expects the purchases to be made from time-to-time in the open market, through block trades or otherwise (including, without limitation, using Rule 10b5-1 plans), or in privately negotiated transactions. The timing and amount of these share repurchases will be dependent upon market conditions, securities law limitations and other corporate considerations. Shares of stock repurchased under the program may be held as treasury shares, cancelled or reissued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned authorized officer.

Sterling Bancshares, Inc.

Date: August 1, 2007	By:	/s/ JAMES W. GOOLSBY, JR.
James W. Goolsby, Jr.
Executive Vice President and General Counsel